SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                          March 9, 1998

               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

    Incorporated in New York  1-4315           13-1727729
    (State or Other           (Commission      (IRS Employer
    Jurisdiction of           File Number)     Identification
    Incorporation)                             Number)

        One Blue Hill Plaza, Pearl River, New York  10965
       (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:  (914)352-6000



Items 1.-4.  Not Applicable.


Item 5.   Other Events

          On March 9, 1998, three alleged shareholders of the Company filed a purported derivative action on behalf of the Company against its directors, several current officers and one former officer (the "O&R Defendants"), Arthur Andersen LLP and two individuals identified in the Complaint as members of Andersen (collectively the "Andersen Defendants") and nominally against the Company. Plaintiffs filed the action, entitled
          Virgilio Ciullo, et al. v. Orange and Rockland Utilities, Inc., et al., in the Supreme Court of the State of New York, County of New York. The Complaint essentially claims that the various defendants breached their obligations to the Company and their disclosure obligations and wasted corporate assets related to:
          (1) the Company's investigation of wrongdoing following the arrest of a former officer (and other events) which occurred in 1993; (2) the decision by the New York Public Service Commission ("NYPSC") to reduce the amount of certain storm-related costs for which the Company sought deferral and recovery; (3) the decision to divest the Company's generating assets through an auction and subsequent decision not to reserve the right to submit a bid for the plants in such an auction; (4) losses incurred as a result of the winding-up of the business of NORSTAR Energy Limited Partnership; and (5) the retention of Arthur Andersen LLP both as independent auditors and, allegedly, in connection with the development of a Customer Information Management System ("CIMS").

          Plaintiffs seek various forms of relief related to these claims, including: (1) compensatory damages in excess of $40 million and the approximate sums of $1.758 million and $15 million on various counts;
          (2) an order directing the Company to conduct an "appropriate analysis" of its decision to divest the generating assets through an auction and subsequent decision not to reserve the right to submit a bid;
          (3) a direction to the Board of Directors to retain the proceeds from the auction in safe investments until the shareholders have voted on how the proceeds are to be used; (4) a direction to the Board of Directors to submit to shareholders not less than three alternative plans for the use of the proceeds, including:
          (a) distribution through a dividend; (b) the buy-back of stock; and (c) the use of the funds within the Company's operations; (5) an accounting of 1996 earnings, impression of a trust on the assets of the O&R Defendants and corrective disclosures setting forth the "true earnings and losses" of the Company; (6) an accounting of the amounts paid to Arthur Andersen LLP for the CIMS contract, re-payment of any amounts in excess of "the reasonable value of CIMS" by Arthur Andersen LLP and an officer of the Company and the removal of Arthur Andersen LLP as the Company's independent auditors; (7) indemnification by the O&R Defendants to the Company for the Company's alleged damages; (8) orders to prevent the recurrence of the alleged wrongdoing; and (9) attorneys' fees. The Complaint also asserts claims against the Andersen Defendants.

          On March 30, 1998, the O&R Defendants and the Company filed a motion to dismiss the case. The grounds for the motion to dismiss are two-fold: first, plaintiffs' failure to make a demand on the Board of Directors to commence the action as required by New York Business Corporation Law 626(c), and second, failure to state a claim: (1) against the directors in light of a provision of the Company's Certificate of Incorporation, approved by the Board of Directors and adopted by the shareholders in 1988, which in accordance with New York Business Corporation
          Law 402(b) shields directors from personal liability to the Company or its shareholders for damages for breach of duty (with certain exceptions, e.g., bad faith, intentional misconduct, committing a knowing violation of the law or personally gaining a financial profit or other advantage to which the directors were not legally entitled); and (2) against the O&R Defendants and the Company for failure to state a claim for relief with the requisite particularity and in light of the protections afforded by the "business judgment" rule.


Item 6.   Not Applicable.


Item 7.   Not Applicable


Item 8.   Not Applicable.


Item 9.   Not Applicable.



                            SIGNATURE

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ORANGE AND ROCKLAND UTILITIES, INC.

                              By:    /s/Robert J. McBennett
                                 Robert J. McBennett, Treasurer







Dated:  March 31, 1998